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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                          --------------------------

                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the

                       Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): November 21, 2001


                          ESENJAY EXPLORATION, INC.
            (Exact name of registrant as specified in its charter)



       DELAWARE                       0-80243                   73-1421000
(State of Incorporation)       (Commission File Number)      (IRS Employer
                                                             Identification No.)



                    500 NORTH WATER STREET, SUITE 1100 S.
                         CORPUS CHRISTI, TEXAS 78471
                   (Address of Principal Executive Offices)

                                (361) 883-7464
             (Registrant's telephone number, including area code)

                               (NOT APPLICABLE)
        (Former name or former address, if changed since last report)


Item 5: OTHER EVENTS AND REGULATION FD DISCLOSURE

          ESENJAY EXPLORATION, INC. ANNOUNCES INITIAL CLOSING OF THE
                 SALE OF WORKING INTERESTS IN RUNNELLS FIELD


HOUSTON, TEXAS - ON NOVEMBER 21, 2001 - Esenjay Exploration, Inc. today closed the initial segment of a two stage closing of the sale of a 23.45% working interest in the Runnells Field to Santos USA Corp. The initial closing resulted in Esenjay being paid



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$17,552,141 of the total sale price of approximately $20,250,000.  The closing on the second and final phase is expected in early December of 2001 pending completion of title related work.

Esenjay Exploration, Inc. announced on November 19, 2001 that it had agreed to sell a 23.45% working interest in its Runnells Field to Santos USA Corp. for $20.25 million in cash. Additionally, the Company would also be reimbursed for the Runnells #7 drilling costs attributable to the interests sold. The effective date of the sale is September 16, 2001. Esenjay retains a 9.68% working interest in the existing Runnells production unit, which contains approximately 700 acres. Esenjay also retains a 10.57% working interest in an additional 1,400 acres covering this structure. The Company expects to record a gain on this sale of more than $12 million in the fourth quarter of 2001.

Estimated net proved reserves associated with the interests being sold by Esenjay (as of December 31, 2000 less production through September 16, 2001 and not including reserves added from the recently drilled Runnels #7 well) total approximately 4.82 billion cubic feet equivalent of natural gas (BCFE). Also included in the sale are additional probable reserves associated with several undrilled well locations. At year-end 2000, Esenjay's total net proved reserves were 23.8 BCFE. Third quarter 2001 production attributable to the interests being sold was an estimated 365 million cubic feet equivalent of natural gas, which was approximately 19% of Esenjay's total net production during the period.

The Runnells field is a deep geopressured Frio discovery within the Company-generated Duncan Slough 3-D seismic project in Matagorda County, Texas. The discovery well was completed in December 2000 and one delineation well has been completed to date. Additionally, the Runnells #7, a second delineation well, has been drilled to a total depth of 15,000 feet and has logged approximately 115 feet of net pay in the same Frio sand series that produces in the Runnells #3 and #5. The Runnells #7 well is expected to be tested in December. The well is located approximately 1,375 feet south of the Runnells #3 discovery well and 3,700 feet west-southwest from the Runnells #5 delineation well in what appears to be a separate fault block.


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 21, 2001               ESENJAY EXPLORATION, INC.




                                       By:    /s/ David B Christofferson
                                          -------------------------------------
                                          David B Christofferson, Senior
                                          Vice President and General Counsel